EXHIBIT 24

                        POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the 2000-2001 Employees' Stock Purchase Plan of The Dow Chemical Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE                 DATE

A. A. ALLEMANG
A. A. Allemang      Director and Vice      February 10, 2000
                    President

J. K. BARTON
J. K. Barton        Director               February 10, 2000

D. T. BUZZELLI
D. T. Buzzelli      Director               February 10, 2000

A. J. CARBONE
A. J. Carbone       Director and           February 10, 2000
                    Executive Vice President

J. M. COOK
J. M. Cook          Director               February 10, 2000

J. C. DANFORTH
J. C. Danforth      Director               February 10, 2000

W. D. DAVIS
W. D. Davis         Director               February 10, 2000

E. C. FALLA
E. C. Falla         Director               February 10, 2000

B. H. FRANKLIN
B. H. Franklin      Director               February 10, 2000

A. D. GILMOUR
A. D. Gilmour       Director               February 10, 2000

G. M. LYNCH
G. M. Lynch         Vice President and      February 4, 2000
                    Controller

M. D. PARKER
M. D. Parker        Director and           February 10, 2000
                    Executive Vice President

F. P. POPOFF
F. P. Popoff        Director and           February 10, 2000
                    Chairman of the Board

J. P. REINHARD
J. P. Reinhard      Director, Executive    February 10, 2000
                    Vice President and
                    Chief Financial Officer

H. T. SHAPIRO
H. T. Shapiro       Director               February 10, 2000

W. S. STAVROPOULOS
W. S. Stavropoulos  Director, President    February 10, 2000
                    and Chief Executive
                    Officer

P. G. STERN
P. G. Stern         Director               February 10, 2000